Exhibit 99.1

Enovix Announces CEO Transition and Search

Board Appoints CFO Ryan Benton as Interim CEO and

T.J. Rodgers as Executive Chairman

FREMONT, Calif., Aug. 17, 2026 (GLOBE NEWSWIRE) -- Enovix Corporation (“Enovix” or the “Company,” Nasdaq: ENVX), a developer and manufacturer of advanced lithium-ion batteries, today announced that Raj Talluri has resigned his position as CEO and director of the Company, effective August 13, 2026, to pursue another opportunity. The Company’s Board of Directors (the “Board”) accepted his resignation the next day and appointed its chairman and largest shareholder, T.J. Rodgers, to the role of executive chairman, effective immediately. The Board has also appointed Ryan Benton, the Company’s CFO, to serve as interim CEO, while it conducts a thorough CEO search to evaluate both external and internal candidates.

Executive Chairman T.J. Rodgers said, “This is a CEO transition, not a strategy transition. Our customer programs and the teams responsible for their execution remain unchanged. The Company also reaffirms its Q3’26 financial guidance and reiterates the news of the breakthrough technical progress on cycle life reported in our August 12 Q2’26 investor call.”

Enovix will host a live video webcast to update investors and analysts at 4:00pm ET on Monday, August 17, during which Rodgers, Interim CEO Ryan Benton, Chief Operating Officer Michael Vyvoda, Chief Business Officer Samira Naraghi, R&D SVP Jon Doan, VP of Operations Ed Casey and SVP of Global Manufacturing Kihong “KH” Park will discuss our technology, the CEO transition and take questions. Register here for the webcast or by visiting the Events page: https://ir.enovix.com/news-events/investor-calendar.

Rodgers said, “My recent one-on-one meetings with executive staff members reminded me of the strength of the Enovix staff. Consider Interim CEO Ryan Benton. In his fifth year at the Silicon Valley semiconductor company, Exar, Ryan was promoted to CEO under circumstances similar to ours, and went on to make significant operational improvements that drove the stock price from $5 to $13, after which he ran the process to sell Exar with a capital gain for investors.

Rodgers continued, “Our COO, Michael Vyvoda, who ran product operations for multiple Apple programs for five years, will assume end-to-end ownership of manufacturing, supply chain and equipment engineering in both our Malaysian and Korean manufacturing facilities. In addition, our 80-person R&D group will move under Vyvoda, a Berkeley PhD in Chemical Engineering, so he can drive faster R&D product transfers to manufacturing.

“And finally, Samira Naraghi, our Chief Business Officer, is a 22-year semiconductor and technology veteran of Qualcomm, Rambus, and IDT, who later led partnership efforts at Meta and go-to-market efforts at Amazon Web Services. She helped Enovix define and launch our first smartphone-grade battery, by using our customers to guide product definitions.”

Benton commented, “I’ve worked on driving Enovix progress to plan since the day I joined, and I intend to keep this organization focused on our fundamental priorities: 1) driving our smartphone programs through final qualification, 2) scaling AI-1 smart eyewear battery production, and 3) building out the MX-1 platform for our rapidly growing defense and drone revenue, which was 65% of Q2’26 revenue. I’ve been in this situation before – and we will remain focused on execution.”

Naraghi commented, “The eyewear and defense products are our first production products, and they are ramping now. Our drone and other defense businesses are growing rapidly, and we are building capacity in our Korean facility to stay ahead of that demand.”

Rodgers concluded, “I hope the CEO transition does not distract investors from our Q2’26 event of the decade – that we have successfully demonstrated 1,000-cycle life on our AI-class smartphone batteries. When I joined the Enovix Board 14 years ago, our batteries struggled to achieve just 10 charging cycles, as I described in the Q1’26 shareholder letter. No other manufacturer of silicon-anode Li-ion smartphone batteries has achieved more than 32% silicon anode content, while we are now shipping 100% silicon anodes that work for 1,000 cycles.”

About Enovix

Enovix develops and manufactures advanced lithium-ion batteries, including proprietary silicon-anode architectures for smartphones, smart eyewear, defense, industrial and emerging edge-AI applications. Its proprietary silicon-anode battery architecture enables higher energy density and performance in space-constrained devices while maintaining safety and reliability, supporting commercialization across consumer and industrial markets.

Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia, serving customers globally. For more information visit https://enovix.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, believe, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding: the expected timing, benefits and impact of our leadership transition and organizational changes, including the appointment of our Executive Chairman and Interim Chief Executive Officer and our Chief Executive Officer search; our reaffirmed third quarter 2026 financial guidance; our future growth opportunities; and our ability to execute on our manufacturing ramp and business strategy. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements include, but are not limited to: risks related to the timing of the leadership changes and our ability to manage our leadership transition and to execute on our business strategy and the other risks described in the disclosures contained in our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at https://ir.enovix.com and at www.sec.gov. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Any forward-looking statements in this press release speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For media and investor inquiries, please contact:

Investor Contact:

Monica Gould

ir@enovix.com

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